UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/30/2005

News Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of Principal Executive Offices, Including Zip Code)

212-852-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On June 30, 2005, the News Corporation 2005 Long Term Incentive Plan (the "Plan") was approved by the stockholders of News Corporation (the "Company") (NYSE: NWS, NWSA; ASX: NWS, NWSLV) entitled to vote on the Plan (the "Stockholders"). The Plan was previously approved by the Company's Board of Directors on May 17, 2005 (the "Effective Date") and is deemed to be effective as of the Effective Date upon the Stockholders' approval. No further grants shall be made under the Company's existing stock option plan, the News Corporation 2004 Stock Option Plan.

The Plan shall terminate on May 17, 2015, unless terminated sooner as provided for within the Plan. As of the date hereof, no grants have been made pursuant to the Plan.

The Plan provides for awards of stock options to purchase shares of the Company's Class A common stock, par value $.01 ("Class A Common Stock"), stock appreciation rights, restricted and unrestricted shares of Class A Common Stock, restricted share units, dividend equivalents, performance awards and other equity-related awards and cash payments, the terms and conditions of which are described in the Plan. The maximum number of shares of Class A Common Stock that may be issued under the Plan is 165,000,000 shares. The Plan will be administered by the Company's Board of Directors or the Compensation Committee of the Board of Directors.

A copy of the Plan is attached as Appendix A to the Company's definitive proxy statement on Schedule 14A for its Special Meeting of Stockholders filed with the Securities and Exchange Commission on May 25, 2005. The Plan is also filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number             Description

10.1               News Corporation 2005 Long-Term Incentive Plan

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

News Corporation

Date: July 07, 2005.	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	News Corporation 2005 Long-Term Incentive Plan